UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒    Preliminary Information Statement

☐     Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐     Definitive Information Statement

CREATIVE REALITIES, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

CREATIVE REALITIES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
October [●], 2014

Notice is hereby given that a special meeting of the shareholders of Creative Realities, Inc., a Minnesota corporation formerly known as Wireless Ronin Technologies, Inc., will be held at the offices of the company located at 55 Broadway, 9th Floor, New York, New York, on October [●], 2014, at 9:00 a.m., local time, for the purpose of amending the company’s Articles of Incorporation, as amended, to increase (1) the number of authorized shares of common stock from 50,000,000 to 200,000,000, and (2) the number of authorized shares of preferred stock from 16,666,666 to 50,000,000.

The record date of the special meeting is September 18, 2014.  Your attention is directed to the information statement accompanying this Notice of Special Meeting of Shareholders for a more information relating to the special meeting.

By Order of the Board of Directors, Paul Price Chief Executive Officer

Approximate Date of Mailing of Proxy Materials:
September 22, 2014

We are not asking you for a proxy. The Information Statement for the special meeting is available at: www.wirelessronin.com and www.creativerealities.com.

INFORMATION STATEMENT
OF
CREATIVE REALITIES, INC.

For a Special Meeting of Shareholders
to be held on October [●], 2014

This Information Statement is being furnished by Creative Realities, Inc., a Minnesota corporation formerly known as Wireless Ronin Technologies, Inc. (the “Company”), in connection with a special meeting of the Company’s shareholders to be held on Friday, October [●], 2014, and at any and all adjournments or postponements thereof, for the purpose of approving a proposed amendment to the Articles of Incorporation of the Company, as amended, that will increase (1) the number of authorized shares of the Company’s common stock from 50,000,000 to 200,000,000, and (2) the number of authorized shares of the Company’s preferred stock from 16,666,666 to 50,000,000.  We expect to mail this Information Statement to our shareholders on or about September 22, 2014.  Throughout this Information Statement, the terms “the Company,” “Creative Realities,” “we,” “our,” and “us” refer to Creative Realities, Inc. and its subsidiaries.

The special meeting will be held at our current executive offices located at 55 Broadway, 9th Floor, New York, New York, on Friday, October [●], 2014 at 9:00 a.m., local time.  The Board of Directors has fixed the close of business on September 18, 2014 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

Voting Procedures

For our shareholders to approve the sole proposal at the special meeting, namely, the proposed amendment to our Articles of Incorporation, as amended, Minnesota law—specifically, Section 302A.671 subdivisions 1 and 4a—requires the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote.  We are not asking you for a proxy and you are requested not to send us a proxy.  Nevertheless, shareholders may vote: (1) by preparing, executing and transmitting to us a proxy appointment conforming to the applicable provisions of Minnesota law and our corporate bylaws; or (2) by attending the special meeting in person and voting on the proposed amendment.  Please note that if you hold your shares through a broker, bank or other nominee, and you wish to vote at the special meeting (whether in person or by appointment of a proxy), you must obtain a legal proxy issued in your name from the record holder.

Only holders of record of our common stock and our Series A Convertible Preferred Stock at the close of business on September 18, 2014, the “record date” for the special meeting, are entitled to notice of and to vote at the special meeting.  On the record date, we had approximately 45,673,989 shares of common stock, and 5,190,000 shares of Series A Convertible Preferred Stock, issued and outstanding.  Each share of common stock entitles the holder thereof to one vote upon the matter to be presented at the special meeting, and each share of Series A Convertible Preferred Stock entitles the holder thereof to vote on the matter to be presented at the special meeting on an as-converted basis.  In this regard, each share of outstanding preferred stock is presently convertible into two and one-half shares of our common stock.  This means that the holders of our issued and outstanding preferred shares will be entitled to an aggregate of 12,975,000 votes at the special meeting.

A quorum, consisting of a majority of our issued and outstanding shares entitled to vote at the special meeting, must be present in person or represented by proxy before action may be taken at the special meeting.

If a shareholder who is present at the meeting abstains from voting on any matter properly brought before the special meeting, the abstention will be counted for purposes of determining whether a quorum is present at the special meeting for the transaction of business as well as shares entitled to vote on that matter.

Our Board of Directors has appointed Maslon Edelman Borman & Brand, LLP, our legal counsel, to serve as the Inspector of Election at the special meeting.  The Inspector of Election will, among other things, determine whether a quorum is present, tabulate votes at the special meeting and resolve disputes.  The Inspector of Election will be instructed to conduct its review and tabulation of proxies, if any, as expeditiously as possible.

If the Inspector of Election cannot definitively determine whether a quorum is present, the business of the special meeting will go forward, even though the final determination as to whether the quorum is present may not be completed for a number of days.  If the quorum requirement is not met, the proposed amendment shall not be considered to have been approved.  No other business is expected to be conducted at the special meeting.

In addition to the presumptions and procedures described above, the following customary presumptions, among others, will be applicable in connection with the special meeting:

•	proxies regular on their face are valid

•	undated but otherwise regular proxies are valid

•	ambiguities shall be resolved in favor of enfranchising shareholders and affirming the eligibility of their shares to vote

•	signatures are valid, and signatures on behalf of entities or made by mechanical device are authorized

•	in the case of shareholders who submit more than one proxy, the most recent one is valid

•	a legibly signed proxy is valid, notwithstanding discrepancies or incorrect information

•	a proxy is intended to vote all shares of the record owner, unless expressly stated to the contrary, and

•	nominees will comply with all applicable laws.

Notice To Beneficial Owners Of Shares Held In Broker Accounts

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an amendment to the Company’s Articles of Incorporation, as amended, without receiving voting instructions from a beneficial owner.  Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the special meeting even though the Company is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the special meeting without instructions by the beneficial owner of the shares.

No Dissenters’ Rights

Dissenters’ rights are not available to our shareholders in connection with the proposal to be acted on at the special meeting.

Sole Proposal – Amendment to the Articles of Incorporation to Increase the Number of Authorized Capital Shares

Under the current Articles of Incorporation, as amended, our authorized share capital is composed of 66,666,666 shares, of which 50,000,000 shares are authorized for issuance as common stock and 16,666,666 shares are authorized for issuance as preferred stock.  The purpose of the special meeting is to approve a proposed amendment to our Articles of Incorporation, as amended, to increase (1) the number of authorized shares of common stock from 50,000,000 to 200,000,000, and (2) the number of authorized shares of preferred stock from 16,666,666 to 50,000,000.

If the shareholders approve the proposed amendment, the Board of Directors will cause to be prepared and filed an amendment to the Articles of Incorporation, as amended, with the Minnesota Secretary of State, thereby making effective the approved increase to the number of authorized capital shares.  The amendment will be filed after the 20-day waiting period under SEC Rule 14c-2(b), calculated from the date on which this Information Statement was first mailed to shareholders, shall have expired.  The form of amendment to be filed with the Minnesota Secretary of State in order to give effect to the proposal, if adopted, is attached as Exhibit A to this Information Statement.

Purpose for Increase

Of the 50,000,000 shares of common stock that we are currently authorized to issue, we have 45,673,989 shares of common stock issued and outstanding, and 70,401,039 on a fully diluted basis, as of the record date.  In addition, of the 16,666,666 shares of preferred stock that we are currently authorized to issue, we have 5,190,000 shares (designated as Series A Convertible Preferred Stock) issued and outstanding as of the record date.  These 5,190,000 shares of preferred stock are presently convertible into an additional 12,975,000 shares of our common stock.  As a result, we have determined that our current number of authorized but unissued shares of common stock is not sufficient to satisfy the conversion and exercise of our currently outstanding stock options and warrants, and the conversion of all our issued and outstanding preferred stock.

The purpose of the proposed increase in the number of shares of authorized stock is to make available additional shares for issuance upon the exercise of already issued and outstanding stock options and warrants of the Company, plus common shares issuable upon conversion of our issued and outstanding preferred stock.  Without an increase in the shares authorized for issuance, we will not be able to satisfy all of our outstanding commitments to issue shares of common stock pursuant to stock options, warrants and preferred stock we have previously issued.  For this reason, we promised the purchasers of our Series A Convertible Preferred Stock that we would, promptly after the consummation of our recent merger with Creative Realities, LLC (which merge was consummated on August 20, 2014), call and hold a shareholder meeting for the purpose of increasing the number of authorized shares of capital stock.  The special meeting described in this Information Statement is the meeting we have called for this purpose.

In addition to permitting us to satisfy our current commitments to issue shares upon conversion and exercise of outstanding options, warrants and preferred stock, we may use the increased number of authorized capital shares provided by adoption of this proposal for general corporate purposes, including in connection with future potential financing or acquisition activities.  Subject to applicable law, these financing or acquisition activities may not require any further action by our shareholders.  As such, increasing the authorized number of shares will provide us with greater flexibility and allow the issuance of additional shares in most cases without the expense or delay of seeking further approval from our shareholders prior to the consummation of a financing or acquisition transaction.

Effect of Increase

The increase in authorized share capital will not have any immediate effect on the rights of our existing shareholders.  Nevertheless, the Board of Directors will have the authority to issue authorized shares of common stock, and designate and issue new classes of preferred stock, without requiring any further approval from our common or preferred shareholders.  To the extent that additional authorized shares are issued in the future, they will decrease our then-existing shareholders’ percentage equity ownership interests in our Company and, depending upon the terms and the price at which such shares are issued, could be dilutive to the existing shareholders on a book-value and earning-per-share basis.

Common Stock

The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such shareholder on every matter properly submitted to the shareholders for their vote.  Shareholders are not entitled to cumulative voting for directors.

Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as the board may declare out of our assets or funds legally available for such dividends or distributions.  The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be designated, issued and outstanding from time to time.  We have never declared or paid cash dividends on its common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to shareholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to liquidation preferences requiring us to make applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The transfer agent and registrar for our common stock Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Preferred Stock

Under governing Minnesota law and our Articles of Incorporation, as amended, no action by our shareholders is necessary, and only action of the Board of Directors is required, to authorize the issuance of preferred stock.  Without any action or approval of our shareholders, the board is generally empowered to establish, and to designate the name of, each class or series of the preferred shares and to set the terms of such shares, including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences.  On August 18, 2014, we issued at $1.00 per share an aggregate of 5,190,000 shares of Series A Convertible Preferred Stock designated by our Board of Directors.

The Series A Convertible Preferred Stock entitles its holders to a 6% annual dividend, payable semi-annually in cash or in kind, and may be converted into our common stock at the option of a holder at an initial conversion price of $0.40 per share, subject to adjustment as provided in the Certificate of Designation approved by the board and filed with the Minnesota Secretary of State in accordance with Minnesota law.  Subject to certain conditions, we may call and redeem the preferred stock after three years.  During such time as a majority of the 5,190,000 shares of preferred stock sold remain outstanding, holders will have the right (but not the obligation) to elect one member to the Board of Directors.  As of the date of this Information Statement, the preferred shareholders have not exercised their right to appoint a designee to serve on the board.

The Board of Directors may issue the remaining unissued preferred stock with rights, preferences, privileges or restrictions, including voting rights, which may be greater than the rights of holders of our common stock.  It is not possible to state the actual effect of the issuance of any additional shares of preferred stock upon the rights of holders of our common stock until the board determines the specific rights of the holders of such preferred stock.  Nevertheless, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our Company without further action by the shareholders.

No Plans or Proposals

The Company currently does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly-available shares of preferred stock for any purpose, including future acquisitions and/or financings.

Interests of Certain Persons in or Opposition to the Matters to be Acted Upon

No person who has been a director or officer of the Company since the beginning of fiscal year 2014, no nominee for election as a director of the Company and no associate of the foregoing persons has any stated opposition or substantial interest, by securities holdings or otherwise, in the proposed amendment to our Articles of Incorporation, as amended.

Expense of Information Statement

The Company will bear the expenses of preparing and mailing this Information Statement to our shareholders.  Copies of this Information Statement may be obtained at no charge by writing us at:  Creative Realities, Inc., 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attn: Scott Koller, President; or Creative Realities, Inc., 55 Broadway, 9th Floor, New York 10006, New York, Attn: Paul Price, Chief Executive Officer.  The Information Statement is also available at www.wirelessronin.com and www.creativerealities.com.

Beneficial Ownership of Securities

The following table shows the number of shares of common stock beneficially owned as of September 22, 2014, unless otherwise indicated, by:

•	each current director and executive officer of the Company;
•	each named executive officer (as defined by Item 402(a)(3) of Regulation S-K under the Securities Act of 1933);
•	all directors and our executive officers as a group; and
•	each person known by us to beneficially own more than 5% of our common stock.

Name and Address (1)	Common Shares Beneficially Owned (#) (2)	Percentage of Common Shares (%) (2)
Slipstream Funding, LLC c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807 (3)	30,349,949	50.9%
Slipstream Communications, LLC c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807 (4)	32,249,949	52.5%
Scott Koller (5)	401,343	*
John Walpuck (6)	0	*
Paul Price (7)	0	*
Kent Lillemoe (8)	135,667	*
Don Harris (9)	1,815,980	3.9%
Alec Machiels (10)	0	*
David Bell (11)	0	*
All current executive officers and directors as a group (12)	2,352,990	5.1%

* Less than 1%

(1)	Unless otherwise indicated, the business address for each listed shareholder is c/o Creative Realities, Inc., 55 Broadway, 9th Floor, New York, NY 10006.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities.  Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person.  Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company.  In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(3)
Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member.  See fn. 5 for further information regarding Slipstream Communications, LLC.  Share figures include 1,779,015 shares of common stock issuable upon exercise of an outstanding warrant issued to the shareholder in connection with the Company’s merger transaction with Creative Realities, LLC.

(4)
Investment and voting power over shares held by Slipstream Communications, LLC is held by BCOM Holdings, LP, its managing member.  Slipstream Communications is the sole member of Slipstream Funding, LLC and so share figures include the 28,570,934 shares of common stock, and 1,779,015 common shares issuable upon exercise of an outstanding warrant, issued to and held by Slipstream Funding, LLC in connection with the merger transaction with Creative Realities, LLC.   Share figures also include 1,250,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 625,000 shares of common stock issuable upon exercise of associated warrants.

(5)
Mr. Koller is our President.  Share figures include an aggregate of 318,999 shares purchasable upon the exercise of outstanding options.  Mr. Koller also has the right to receive approximately an additional 76,923 common shares from the Company in connection with the closing of the merger transaction with Creative Realities, LLC (which shares are pending issuance, and are reflected in the table above).

(6)	Mr. Walpuck is our Chief Financial Officer and Chief Operating Officer.

(7)	Mr. Price is our Chief Executive Officer.

(8)
Mr. Lillemoe is a director of the Company.  Share figures include an aggregate of 94,542 shares purchasable upon the exercise of outstanding options.  In addition, 20,000 shares reflected in the table are pending issuance.

(9)
Mr. Harris is a director of the Company.  Share figures include an aggregate of 96,154 shares purchasable upon the exercise of outstanding options, 2,677 shares purchasable upon the exercise of outstanding warrants, and 1,334 outstanding shares over which there is sole voting power but no investment power.

(10)	Mr. Machiels is a director of the Company.

(11)	Mr. Bell is a director of the Company.

(12)	Includes Messrs. Koller, Price, Walpuck, Machiels, Bell, Harris and Lillemoe.

Additional Information

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Finally, you may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXHIBIT A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION

OF

WIRELESS RONIN TECHNOLOGIES, INC.

The Undersigned, an executive officer of Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Corporation”), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation pursuant to the provisions of Chapter 302A of the Minnesota Statutes, or the Minnesota Business Corporation Act (the “Act”).

1.	The name of the Corporation is: Wireless Ronin Technologies, Inc.

2.	The first paragraph of Article 3 of the Articles of Incorporation of the Corporation is deleted in its entirety and replaced with the following:

Article 3

Authorized Shares: The total authorized shares of all classes which the Corporation shall have authority to issue is 250,000,000, consisting of 50,000,000 shares of preferred stock, par value of $0.01 per share (hereinafter the “preferred shares”); and 200,000,000 shares of common stock, par value of $0.01 per share (hereinafter the “common shares”).

3.	This amendment has been adopted pursuant to the Act.

In Witness Whereof, the undersigned has executed these Articles of Amendment as of October [●], 2014.

WIRELESS RONIN TECHNOLOGIES, INC.

By:
Name:
Title: